UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/15/2005

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  000-17781

DE	77-0181864
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

302 Enzo Drive, San Jose, CA 95138
(Address of principal executive offices, including zip code)

408-363-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 15, 2005, Sunrise Telecom Incorporated (the "Company") issued a press release announcing that the Company received a notice from The Nasdaq Stock Market ("Nasdaq") stating that the Company's common stock will be delisted effective at the open of business on December 16, 2005. The Company expects that following this delisting, shares of its common stock may trade on the Pink Sheets under the symbol "SRTI.PK." This press release is attached as Exhibit 99.1.

On November 22, 2005, the Company received a delisting notice from Nasdaq because the Company was not timely in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and, therefore, was not in compliance with Nasdaq Marketplace Rule 4310(c)(14). The Company appealed Nasdaq's decision and was granted a hearing before a Nasdaq Listing Qualifications Panel (the "Panel") scheduled for December 15, 2005.

On December 13, 2005, the Company notified Nasdaq and the Panel that it had decided to withdraw its request for the hearing because the Company did not believe it could present a plan that it is confident would bring it into compliance with Nasdaq Marketplace Rule 4310 (c) (14) within the time period contemplated by Marketplace Rule 4802(b) due to the Audit Committee's ongoing internal investigation into certain issues and transactions at Sunrise Telecom Korea.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

99.1                  Press release dated December 15, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Telecom Incorporated

Date: December 15, 2005	By:	/s/ RICHARD KENT
RICHARD KENT
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated December 15, 2005.